BANNER CORPORATION
2023 OMNIBUS INCENTIVE PLAN

TABLE OF CONTENTS

Banner Corporation
2023 Omnibus Incentive Plan

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
Section 1.1    Establishment of the Plan.
    The Company hereby establishes an incentive compensation plan to be known as the “Banner Corporation 2023 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock-Based Awards and Cash Awards.
    The Plan was originally adopted effective as of February 27, 2023 by the Board, and became effective on May 24, 2023 (the “Effective Date”), the date the Plan was approved by the Company’s shareholders.
          As of the Effective Date, this Plan shall be treated as a new plan for purposes of Section 422 of the Code (as defined below), so that an Option granted hereunder on a date that is not more than ten years after the Effective Date, and that is intended to qualify as an Incentive Stock Option under Section 422 of the Code, complies with the requirements of Section 422(b)(2) of the Code and the applicable regulations thereunder.
Section 1.2    Purpose of the Plan.
    The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Employees and Directors with those of Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.
Section 1.3     Duration of the Plan.
    Subject to approval by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article XII. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.
ARTICLE II
DEFINITIONS
The following definitions shall apply for the purposes of the Plan, unless a different meaning is plainly indicated by the context:
Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
Award means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock-Based Awards or Cash Awards.
Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.
Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Award made to such Participant that become distributable, to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, or to receive any cash or Shares paid out under an Award to such Participant where such payout is made following the Participant’s death.
Board means the Board of Directors of the Company and any successor thereto.
Cash Award means an Award pursuant to Article IX.

Change in Control means the first to occur of a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as those phrases are determined under Section 409A.
Code means the Internal Revenue Code of 1986, as amended from time to time.
Committee means the Committee described in Article IV.
Company means Banner Corporation, a Washington corporation, and any successor thereto.
Continuous Service means, unless the Committee provides otherwise in an Award Agreement, that the Participant’s service with the Company or an Affiliate, whether as an Employee or a Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A, this sentence shall only be given effect to the extent consistent with Section 409A. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
Director means any individual who is a member of the Board or the board of directors of an Affiliate or an advisory or emeritus director of the Company or an Affiliate who is not currently an Employee.
Disability means a total and permanent disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.
Employee means a full-time or part-time employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees for purposes of the Plan.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.
Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.
Fair Market Value means, with respect to a Share on a specified date:
(a)If the Shares are listed on any U.S. national securities exchange registered under the Securities Exchange Act of 1934 (“National Exchange”), the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;
(b)If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and
(c)In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.
Notwithstanding anything in the Plan to the contrary, the determination of Fair Market Value shall comply with Section 409A, where necessary for the Award or benefit provided thereunder to comply with Section 409A.

Family Member means with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, registered domestic partner (as determined under state law), former spouse, sibling, niece, nephew, mother-in-law, father in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
Incentive Stock Option means an Option that is granted to an Employee that is designated by the Committee to be an Incentive Stock Option and that satisfies the requirements of Section 422 of the Code.
Involuntary Separation from Service means a termination by the Company or Affiliate without “cause” as defined in the relevant incentive plan and/or employment agreement, as applicable, provided that such termination must also qualify as an “involuntary separation from service” within the meaning of Treasury Regulations Section 1.409A-1(n).
Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.
Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
Option means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Article V.
Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.
Other Stock-Based Award means an Award granted pursuant to Article IX.
Participant means any Employee or Director who is selected by the Committee to receive an Award.
Performance Award means an Award granted pursuant to Article VIII that is denominated in either shares or cash which entitles a Participant to receive cash, Shares or a combination thereof based on the achievement of one or more pre-established performance goals during a Performance Period.
Performance Period means the period of time as specified by the Committee over which the achievement of performance goals related to Performance Awards is measured.
Period of Restriction means the period during which the entitlement of a Participant under an Award is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.
Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.
Plan means the Banner Corporation 2023 Omnibus Incentive Plan, as amended from time to time.
Restricted Award means an Award of Restricted Stock or Restricted Stock Units pursuant to Article VII.
Restricted Stock means an award of Shares subject to a Period of Restriction.
Restricted Stock Units means an Award denominated in shares that represents the right to receive cash and/or Shares subject to a Period of Restriction.
Retirement means, subject to the terms of an Award, in the case of an Employee, the termination of a Participant’s employment with the Company and its Affiliates, other than a Termination for Cause, after the Participant has attained the retirement age, as determined by the Committee and set forth in the applicable plan documents unless otherwise approved by the Committee.
Section 409A means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

Share means a share of common stock of the Company.
Stock Appreciation Right means a right granted pursuant to Article VI to receive a payment in Shares or cash measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.
Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.
Termination for Cause means termination of Continuous Service upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or any of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. No act or failure to act on Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.
Vesting Date means, with respect to an Option or a Stock Appreciation Right, the date or dates on which the Option or Stock Appreciation Right is eligible to be exercised, and, with respect to any other Award, the date or dates on which the Award ceases to be forfeitable (e.g., for a Restricted Award, at the end of a Period of Restriction).
ARTICLE III
AVAILABLE SHARES - ELIGIBILITY - PARTICIPATION
Section 3.1    Shares Available Under the Plan.
Subject to adjustment as provided in Section 11.3, the total number of Shares available for grant under the Plan shall be 625,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. Awards that are not settled in Shares shall not be counted against the Limit. Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both
Section 3.2    Maximum Awards.
The maximum aggregate number of Shares that may be issued pursuant to Options that are Incentive Stock Options is 625,000, subject to adjustment as provided in Section 11.3. Notwithstanding any provision in the Plan to the contrary and subject to adjustment as provided in Section 11.3, the maximum number of Shares subject to Awards granted to a non-employee Director, together with any cash fees paid to the non-employee Director during any calendar year shall not exceed $300,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).
Section 3.3    Substitute Awards.
Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Limit; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the Incentive Stock Option limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Limit.
Section 3.4    Computation of Shares Issued.
For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Award. Any Award subsequently forfeited, in whole or in part, shall not be considered issued. If any Award granted under the Plan is settled in cash, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan. (For the avoidance of doubt, to the extent that Shares are delivered pursuant to the exercise of an Option or a stock-settled Stock Appreciation Right, the number of underlying Shares as to which the exercise is related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued).
Section 3.5    Eligibility.
Persons eligible to participate in the Plan include all Employees and Directors.
Section 3.6    Actual Participation.
Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature, type and amount of each Award. No Employee or Director shall be entitled to be granted an Award under the Plan.
Section 3.7    Minimum Vesting Period.
Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan that are payable in Shares shall vest no earlier than the first anniversary of the grant date of the Award, except that this restriction shall not apply to: (a) Substitute Awards, (b) Shares delivered in lieu of fully vested cash Awards, (c) Awards to non-employee Directors (which may vest on the earlier of (i) the one year anniversary of the date of grant or (ii) the next annual meeting of shareholders that occurs prior to such first anniversary, but in any case at least 50 weeks after the date of grant), (d) Awards with respect to a maximum of 5% of the aggregate maximum number of shares specified in Section 3.1, subject to adjustment as provided in Section 11.3, and (e) Awards that may become vested in connection with a termination of Continuous Service on account of death or Disability. Notwithstanding the minimum vesting required by the preceding sentence, the Committee may provide for accelerated vesting or exercisability of an Award, or otherwise act to waive or lapse any restriction on an Award, in connection with a Participant’s death, Disability or Retirement, or in connection with a Change in Control.
ARTICLE IV
ADMINISTRATION
Section 4.1    Committee.
(a)    The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.
(b)    The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.
(c)    The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
Section 4.2    Committee Powers.
Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan. The Committee shall have full power except as limited by law or by the charter or by-laws of the Company or by resolutions adopted by the Board, and subject to the provisions of the Plan, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article XI) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule, or regulation, the Committee may delegate its authorities as identified hereunder. All decisions, determinations and other actions of the

Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.
ARTICLE V
STOCK OPTIONS
Section 5.1    Grant of Options.
(a)    Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. Only Employees may receive Incentive Stock Options.
(b)    Each Option shall be evidenced by an Award Agreement which shall:
(i)specify the number of Shares covered by the Option;
(ii)specify the Exercise Price;
(iii)specify the Exercise Period;
(iv)specify the Vesting Date; and
(v)contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.
Section 5.2    Size of Option.
Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted pursuant to an Option shall be determined by the Committee, in its discretion.
Section 5.3    Exercise Price.
The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted. Notwithstanding the foregoing, an Option granted as a Substitute Award may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code (if the Option is an Incentive Stock Option) or Section 409A (if the Option is a Non-Qualified Stock Option).
Section 5.4    Exercise Period.
The Exercise Period during which an Option may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:
(a)the date specified by the Committee in the Award Agreement;
(b)unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Continuous Service, other than a Termination for Cause;
(c)as of the time and on the date of the Participant’s termination of Continuous Service due to a Termination for Cause; or
(d)the last day of the ten-year period commencing on the date on which the Option was granted.
An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5    Vesting Date.
(a)    The Vesting Date for each Option shall be determined by the Committee and specified in the Award Agreement.
(b)    Subject to Section 3.7: (i) each Option shall vest and therefore become exercisable no earlier than one year after the date on which the Option is granted, whether vesting pursuant to a schedule based on the continued service of the Participant, the achievement of performance or other criteria, or a combination of continued service and achievement; and (ii) the Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event. No Option may be exercised for a fraction of a Share.
(c)    The following provisions apply if an Option Holder terminates Continuous Service prior to the Vesting Date:
(i)if the Option Holder terminates Continuous Service prior to the Vesting Date for any reason other than death or Disability or a Change in Control, any unvested Option shall be forfeited without consideration;
(ii)if the Option Holder terminates Continuous Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Continuous Service; and
(iii)if a Change in Control occurs prior to the Vesting Date of an Option that is outstanding on the date of the Change in Control, and the Option Holder experiences an Involuntary Separation from Service during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested portion of the Option shall be accelerated to the date of the Participant’s Involuntary Separation from Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Option or replace the outstanding Option with an award that is determined by the Committee to be at least equivalent in value to such outstanding Option on the date of the Change in Control, then the Vesting Date of such outstanding Option shall be accelerated to the date of the Change in Control.
Section 5.6    Additional Restrictions on Incentive Stock Options.
An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:
(a)Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the Exercise Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant, and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.
(b)Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an Incentive Stock Option.
(c)The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.
(d)Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7    Method of Exercise.
(a)    Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased. An Option Holder shall exercise an Option to purchase Shares by:
(i)giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;
(ii)delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and
(iii)satisfying such other conditions as may be prescribed in the Award Agreement.
(b)    The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:
(i)in cash (by certified or bank check or such other instrument as the Company may accept); or
(ii)if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or
(iii)if and to the extent permitted by the Committee, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or
(iv)by a combination thereof.
Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment. Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., the Company’s common stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
(c)    When the requirements of Sections 5.7(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause Shares to be issued by book-entry procedures, in either event evidencing the Option Holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares with respect to which the Option is exercised, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is affected.
Section 5.8    Limitations on Options.
(a)    An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order (but such transfer shall cause an Incentive Stock Option to become an Non-Qualified Stock Option as of the day of the transfer); provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member; and provided further, than an Incentive Stock Option may be transferred to a trust if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held by the trust. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Continuous Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Continuous Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
(b)    The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:
(i)the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or
(ii)the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
(c)    An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his or her death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder’s death shall be transferred to the Option Holder’s estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.
Section 5.9    Prohibition Against Option Repricing.
Except as provided in Section 11.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Option or Award or for a cash payment.
ARTICLE VI
STOCK APPRECIATION RIGHTS
Section 6.1    Grant of Stock Appreciation Rights.
(a)    Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.
(b)    Each Stock Appreciation Right shall be evidenced by an Award Agreement which shall:
(i)specify the number of Shares covered by the Stock Appreciation Right;
(ii)specify the Exercise Price;
(iii)specify the Exercise Period;
(iv)specify the Vesting Date;
(v)specify that the Stock Appreciation Right shall be settled in cash or Shares, or a combination of cash and Shares; and

(vi)contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.
The terms and conditions of any Stock Appreciation Right shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the Stock Appreciation Right (so that the Stock Appreciation Right will not be subject to Section 409A).
Section 6.2    Size of Stock Appreciation Right.
Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted pursuant to a Stock Appreciation Right shall be determined by the Committee, in its discretion.
Section 6.3    Exercise Price.
The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted. Notwithstanding the foregoing, a Stock Appreciation Right granted as a Substitute Award may be granted with an Exercise Price lower than that set forth in the preceding sentence if the Stock Appreciation Right is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A.
Section 6.4    Exercise Period.
The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:
(a)the date specified by the Committee in the Award Agreement;
(b)unless otherwise determined by the Committee or set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Continuous Service, other than a Termination for Cause;
(c)as of the time and on the date of the Participant’s termination of Continuous Service due to a Termination for Cause; or
(d)the last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.
A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.
Section 6.5    Vesting Date.
(a)    The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.
(b)    Subject to Section 3.7: (i) each Stock Appreciation Right shall vest and therefore become exercisable no earlier than one year after the date on which the Stock Appreciation Right is granted; and (ii) the Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event. No Stock Appreciation Right may be exercised for a fraction of a Share.
(c)    The following provisions apply if a Stock Appreciation Rights Holder terminates Continuous Service prior to the Vesting Date:
(i)if the Stock Appreciation Right Holder terminates Continuous Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Award shall be forfeited without consideration;

(ii)if the Stock Appreciation Right Holder terminates Continuous Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Continuous Service; and
(iii)if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right that is outstanding on the date of the Change in Control, and the Stock Appreciation Right Holder experiences an Involuntary Separation from Service during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested portion of the Stock Appreciation Right shall be accelerated to the date of the Participant’s Involuntary Separation from Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Stock Appreciation Right Award or replace the outstanding Stock Appreciation Right Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Stock Appreciation Right Award on the date of the Change in Control, then the Vesting Date of such outstanding Stock Appreciation Right Award shall be accelerated to the date of the Change in Control.
Section 6.6    Method of Exercise.
(a)    Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:
(i)giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and
(ii)satisfying such other conditions as may be prescribed in the Award Agreement.
(b)    When the requirements of Section 6.6(a) have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of cash or a number of Shares (as determined by the Committee in its sole discretion) with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised. The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, if any, with respect to which the Stock Appreciation right is exercised, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is affected.
Section 6.7    Limitations on Stock Appreciation Rights.
(a)    A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Continuous Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Continuous Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
(b)    The Company’s obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:
(i)the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or
(ii)the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
(c)    A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his or her death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder’s death shall be transferred to the Stock Appreciation Right Holder’s estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.
Section 6.8    Prohibition Against Stock Appreciation Right Repricing.
Except as provided in Section 11.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right, or to cancel the Stock Appreciation Right at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Stock Appreciation Right or Award or a cash payment.
ARTICLE VII
RESTRICTED AWARDS
Section 7.1    In General.
(a)    Each Restricted Award shall be evidenced by an Award Agreement which shall specify:
(i)the number of shares of Restricted Stock or Restricted Stock Units covered by the Restricted Award;
(ii)the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Restricted Stock or Restricted Stock Units;
(iii)the date of grant of the Restricted Award;
(iv)the Period of Restriction for the Restricted Award (including the performance conditions, if any, which must be satisfied in order for the Vesting Date to occur);
(v)as to Restricted Stock, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and
(vi)as to Restricted Stock Units, the rights of the Participant with respect to attributes of the Restricted Stock Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances pursuant to which Restricted Stock Units shall be converted to Shares.
Restricted Awards may contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.
Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit Award. Unless otherwise specified in the Award, when and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee in its sole discretion.

As to Restricted Stock Units, the terms of the Award shall either result in the Restricted Stock Units not being subject to Section 409A or, if the Restricted Stock Units are subject to Section 409A, include terms that cause the Restricted Stock Units to comply with Section 409A.
(b)    All Awards consisting of Restricted Stock shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company’s stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Award. The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:
These shares of common stock are subject to the terms of an Award Agreement between Banner Corporation and [Name of Participant] dated [Award Date] made pursuant to the terms of the Banner Corporation 2023 Omnibus Incentive Plan, copies of which are on file at the executive offices of Banner Corporation and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.
or such other restrictive communication or legend as the Committee, in its discretion, may specify.
(c)    Unless otherwise set forth in the Award Agreement, a Restricted Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Award, apply to the Committee for approval to transfer all or any portion of such Restricted Award which is then unvested to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Award depends on the life, Continuous Service or other status of the Participant, such privilege of the Restricted Award for the transferee shall continue to depend upon the life, Continuous Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
Section 7.2    Size of Restricted Award.
Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted pursuant to a Restricted Award shall be determined by the Committee, in its discretion.
Section 7.3    Vesting Date.
(a)    The Period of Restriction and Vesting Date for each Restricted Award shall be determined by the Committee and specified in the Award Agreement.
(b)    Subject to Section 3.7: (i) the Period of Restriction shall end no earlier than one year after the date a Restricted Award is granted, and (ii) any Restricted Award that vests based on the achievement of performance or other criteria shall vest no earlier than one year after the date on which the Restricted Award is granted.
(c)    The following provisions shall apply if a Participant holding a Restricted Award terminates Continuous Service prior to the Vesting Date:
(i)if the Participant terminates Continuous Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Restricted Award shall be forfeited without consideration; provided, however that with the exception of a Termination for Cause, the Committee, in its sole discretion, shall have the right to reduce, eliminate, or otherwise modify the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of Continuous Service for any reason, upon such terms and provisions as it deems proper, but subject to Section 3.7;
(ii)if the Participant terminates Continuous Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Continuous Service; and

(iii)if a Change in Control occurs prior to the Vesting Date of a Restricted Award that is outstanding on the date of the Change in Control, and the Participant experiences an Involuntary Separation from Continuous Service during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Restricted Award shall be accelerated to the date of the Participant’s Involuntary Separation from Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Restricted Award or replace the outstanding Restricted Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Restricted Award on the date of the Change in Control, then the Vesting Date of such outstanding Restricted Award shall be accelerated to the date of the Change in Control.
Section 7.4    Dividend Rights.
(a)    With respect to each Participant granted Restricted Stock, during the Period of Restriction, any cash dividends and stock dividends with respect to the Shares of Restricted Stock shall be withheld by the Company for the Participant’s account. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such Share is forfeited, the Participant shall have no right to such dividends.
(b)    Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant in settlement of the Restricted Stock Unit. The Committee may provide for dividend equivalent units in the Award Agreement for the Participant’s Restricted Stock Unit. Any such dividend equivalents units credited to a Participant's account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividend equivalent units (and earnings, if applicable) to the Participant only following the Period of Restriction and upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such dividend equivalents.
Section 7.5    Voting Rights.
(a)    Unless otherwise specified in the Award Agreement, a Participant who is awarded Restricted Stock hereunder may exercise full voting rights with respect to those Shares including during the Period of Restriction.
(b)    A Participant shall have no voting rights with respect to any Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Unit.
Section 7.6    Designation of Beneficiary.
A Participant who has received a Restricted Award may designate a Beneficiary to receive any unvested Restricted Stock or Shares distributed in satisfaction of any unvested Restricted Stock Units that become vested on the date of the Participant’s death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.
Section 7.7    Manner of Distribution of Awards.
The Company’s obligation to deliver Shares with respect to a Restricted Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
PERFORMANCE AWARDS
Section 8.1    Grant of Performance Awards.
Subject to the limitations set forth in Sections 3.1 and 3.2 and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Awards, in accordance with this Article VIII.
Section 8.2    Size of Performance Award.
Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted pursuant to a Performance Award shall be determined by the Committee, in its discretion.
Section 8.3    Award Agreement.
Each Performance Award shall be evidenced by an Award Agreement, including governing provisions such as (but not limited to): (i) the target and maximum amount payable to the Participant pursuant to the Award; (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment; (iii) subject to Section 3.7, the Performance Period as to which performance shall be measured for determining the amount of any payment; (iv) the form and timing of any payment earned by virtue of performance (which must comply with, or be exempt from, Section 409A); (v) whether and the extent to which Participants holding Performance Awards that are denominated in Shares will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares; provided, however, that any dividends or dividend equivalents shall be withheld by the Company for the Participant’s account during the Period of Restriction to be distributed to the Participant in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends or dividend equivalents, if applicable, following the Period of Restriction and if the Performance Award is forfeited, the Participant shall have no right to such dividends or dividend equivalents; (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares; (vii) forfeiture provisions; (viii) subject to Section 3.7, whether the Award shall become payable upon an Involuntary Separation from Service within a specified period following a Change in Control, and in such event the amount of the Performance Award benefit (and if the Award is so payable, whether the Award will vest on a pro rata basis based on target performance), and (ix) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. No Performance Award may provide for voting rights with respect to the underlying Shares, and any such provision shall be null and void.
Section 8.4    Performance Goals.
Performance goals established by the Committee shall relate to Company- or Affiliate-wide, group or individual performance, and be based upon such measures as are determined by the Committee. Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of a Performance Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.
Section 8.5    Discretionary Adjustments.
Notwithstanding satisfaction of any performance goals, the amount paid under a Performance Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.
Section 8.6     Payment of Awards.
Following the conclusion of each Performance Period (or earlier if so provided in the Award Agreement or otherwise determined by the Committee), the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to a Performance Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to a Performance Award and whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Award that qualifies as a short-term deferral that is exempt from Section 409A).

Section 8.7    Termination of Continuous Service Due to Death, Disability, Retirement or Following a Change in Control.
Unless provided otherwise in the Participant’s Award Agreement evidencing his or her Performance Award, if the Continuous Service of a Participant shall terminate before the end of a Performance Period by reason of death, Disability or Retirement, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 8.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ Continuous Service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate Continuous Service during the Performance Period, subject to Section 8.6. In addition, a Performance Award shall not be cancelled if and to the extent the Award Agreement provides for a payment due to an Involuntary Separation from Service following a Change in Control. This Section 8.7 shall also apply if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Award or replace the outstanding Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Award on the date of the Change in Control, except that the determination shall be made by the Committee prior to the date of the Change in Control and based on the achievement of performance goals during the Performance Period prior to the date of the Change in Control and payments will be made to Participants as soon as reasonably practicable following the Change in Control.
Section 8.8    Termination of Continuous Service for Other Reasons.
Unless provided otherwise in the Participant’s Award Agreement evidencing his or her Performance Award, if the Continuous Service of a Participant shall terminate before the end of a Performance Period for any other reason than described in Section 8.7, all of the Participant’s outstanding Performance Awards shall be cancelled.
Section 8.9    Nontransferablity.
Except as otherwise provided in the Participant’s Award Agreement evidencing his or her Performance Award, Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Award Agreement evidencing a Participant’s Performance Award, the Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.
ARTICLE IX
OTHER STOCK-BASED AWARDS AND CASH AWARDS
Section 9.1     Other Stock-Based Awards.
The Committee may, subject to the limitations of this Plan, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any Affiliate or business unit thereof, or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Affiliates or other business units of the Company (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Other Stock-Based Awards, including, without limitation, the number of underlying Shares, the purchase price, if any, vesting (which will be subject to Section 3.7 and may, but need not, be subject to achievement of specified performance criteria, or conditioned upon a Change in Control, or a Change in Control followed by an Involuntary Separation from Service, if any (but provided that (i) vesting that is based on achievement of any performance goals will only occur in connection with a Change in Control or a Change in Control followed by an Involuntary Separation from Service to the extent the performance goals were achieved prior to the date of the Change in Control or, as applicable, the date of the Involuntary Separation from Service following the Change in Control and (ii) any vesting in connection with a Change in Control will only occur if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Award or replace the outstanding Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Award on the date of the Change in Control), forfeiture and transferability.

Section 9.2    Cash Awards.
Subject to the limitations of Section 3.2, the Committee may grant cash awards (“Cash Awards”) to any Participant. The Committee shall determine the terms and conditions of such Cash Awards, including, without limitation, performance criteria which must be satisfied for a Performance Period and any vesting conditions.
ARTICLE X
ADDITIONAL TAX PROVISION
Section 10.1    Tax Withholding Rights.
The Company shall have the power and the right to deduct or withhold, or require a Person to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan. In this regard, where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.
ARTICLE XI
AMENDMENT AND TERMINATION
Section 11.1    Termination
The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.
Section 11.2    Amendment.
The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.
Section 11.3    Adjustments in the Event of Business Reorganization.
In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(i)the maximum number of Shares (or the maximum number and kind of other securities) subject to all Awards stated in Section 3.1, including the maximum number and kind of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3.2;
(ii)the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and
(iii)the Exercise Price of Options and Stock Appreciation Rights and any other equitable adjustments to the price per Share subject to any other outstanding Awards.
In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.
ARTICLE XII
MISCELLANEOUS
Section 12.1    Status as an Employee Benefit Plan.
This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.
Section 12.2    No Right to Continued Service.
Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as an Employee or a Director. The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.
Section 12.3    Construction of Language.
Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.
Section 12.4    Severability.
In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
Section 12.5    Governing Law.
The Plan shall be construed, administered and enforced according to the laws of the State of Washington without giving effect to the conflict of laws principles thereof. The federal and state courts located in King County, Washington shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 12.6    Headings.
The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.
Section 12.7    Non-Alienation of Benefits.
The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.
Section 12.8    Notices.
Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
(a)    If to the Committee:
    Banner Corporation
        10 South First Avenue
        Walla Walla, Washington 99362
        Attention: Corporate Secretary

(b)    If to a Participant, to such person’s address as shown in the Company’s records.
Section 12.9    Approval of Shareholders.
The Plan shall be subject to approval by the Company’s shareholders within twelve (12) months before or after the date the Board adopts the Plan.
Section 12.10    Clawback.
All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.
Section 12.11    Compliance with Section 409A.
The Company intends for this Plan and all Awards to satisfy applicable provisions of the Code, including Section 409A, either by meeting an exemption or through direct compliance, and to that end this Plan and all Award Agreements will be interpreted in accordance with Section 409A, and will be deemed to incorporate by reference, to the extent needed and permissible, the terms and conditions necessary to avoid adverse consequences under Section 409A. With respect to any amount payable under an Award that constitutes a deferral of compensation within the meaning of Section 409A, the Plan is intended to comply with Section 409A, and the Plan shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under Section 409A that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A, or at such other time that complies with Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, if the amount is subject to a deferral election by the Participant, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant’s “separation from service” (as defined under Section 409A) other than due to death, and the Participant is a “specified employee” (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.